SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          ELEPHANT & CASTLE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          ELEPHANT & CASTLE GROUP INC.
                                    Suite 303
                             701 West Georgia Street
                         Vancouver, B.C. V7Y 1E7 CANADA
                                  (604)684-6451



                                                                    May 12, 1997


Dear Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Elephant & Castle Group Inc. The Annual Meeting will be held commencing at 2:00 P.M. in the afternoon, on Monday, June 16, 1997, at the Rosedale on Robson Suite Hotel, 838 Hamilton at Robson, Vancouver, Canada.

         The formal Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be acted upon at the meeting. In addition, an informal report on the state of the Company's business and affairs will be provided to interested persons during any recess in the formal proceedings.

         It is important that your shares be represented at the meeting. Therefore, I urge that you MARK, SIGN, DATE and RETURN PROMPTLY the enclosed PROXY in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. I am looking forward to seeing our shareholders at the meeting.


                                                           Sincerely,

                                                           s/Jeffrey M. Barnett
                                                           --------------------
                                                           Jeffrey M. Barnett
                                                           Chairman of the Board

                          ELEPHANT & CASTLE GROUP INC.
                             701 West Georgia Street
                         Vancouver, B.C. V7Y 1E7 CANADA
                                  (604)684-6451

                            NOTICE OF ANNUAL MEETING
                                  JUNE 16, 1997

         The Annual Meeting of Shareholders of Elephant & Castle Group Inc. (the "Company") will be held at the Rosedale on Robson Suite Hotel, 838 Hamilton at Robson Street, Vancouver, Canada, on Monday, June 16, 1997 at 2:00 P.M. in the afternoon for the following purposes:

          (i) To elect seven (7) Directors, each to serve until the next annual meeting of shareholders of the Company;

         (ii) To approve the 1997 Stock Compensation Plan providing for the grant of options to purchase up to 400,000 shares of the Company's Common Stock and the use of such shares for grants.

        (iii) To ratify the appointment of Pannell Kerr Forster Worldwide, as the Company's auditors for the fiscal year ending December 31,1997; and

         (iv) To consider such other business as may properly come before the meeting. In accordance with local practice in Canada, the Shareholders will be receiving, considering and approving a report to the Shareholders from the Board of Directors; and receiving, considering and approving the Audited Financial Statements of the Company for the year ended December 31, 1996 and the Auditor's Report thereon.

         Shareholders of record at the close of business on May 2, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                                        By order of the Board of
                                                        Directors

                                                        s/Peter J. Barnett
                                                        -------------------
                                                        Peter Barnett
                                                        Secretary of the Company
Vancouver, B.C.
May 12, 1997

                          ELEPHANT & CASTLE GROUP INC.


                              1997 PROXY STATEMENT


         This proxy statement is being furnished to holders of Common Shares of Elephant & Castle Group Inc. (the "Company") in connec tion with the solicitation of proxies on behalf of the Board of Directors. If executed and returned, the proxies will be voted at the 1997 Annual Meeting of Shareholders to be held on Monday, June 16, 1997 and at any adjournment thereof. This statement and form of proxy are intended to be first mailed to shareholders on or about May 12, 1997. Any shareholder submitting a proxy may revoke it at any time before it is voted, by notifying the Corporate Secretary in writing or in person.

         Only holders of the Company's Common Shares outstanding as of the close of business on May 2, 1997, the record date, will be entitled to vote at the meeting. The Company's only class of voting securities is its Common Shares, without par value. There are currently 2,940,547 Common Shares outstanding. Each Common Share is entitled to one vote. The representation in person, or by proxy, of a majority of the outstanding Common Shares is necessary to provide a quorum at the Annual Meeting. Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors.

         The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means.

Preliminary Information

         The Corporation is a corporation organized under the laws of the Province of British Columbia, Canada. The Company operates a chain of English pub type restaurants located throughout Canada, and, to a lesser extent, in the United States. The Company is in the process of refocusing its restaurant operations by opening and expanding food and beverage operations at major hotel chains and similar facilities. The Company has also announced its participation in a joint venture with Rainforest Cafe, Inc. (NASDAQ: RAIN) to develop and operate Rainforest restaurants in Canada.


Voting Securities and Principal Holders Thereof

         All holders of the Company's Common Shares (herein the "Common Shares") of record as of the close of business on May 2, 1997 are entitled to vote at the Annual Meeting. Each holder is entitled to one vote per Common Share. There is no cumulative voting.

Security Ownership of Directors, Management and Certain Beneficial Owners

         As of the close of business on March 31, 1997, 2,882,114 Common Shares were issued and outstanding. The following table sets forth, as of such date, information relating to the beneficial ownership of the Company's Common Shares by each person known to the Company to be beneficial owner of more than 5% of the Common Shares, by each director, by each of the named executive officers and by all directors and executive officers as a group:

                                                                                Approximate
                                                                               Percentage of
    Name and Address                        Number of Shares                Outstanding Shares(3)
    ----------------                        ----------------                ---------------------
Jeffrey M. Barnett(1)(2)                        550,375                             18.72

Peter J. Barnett(1)(2)                          550,375                             18.72

George W. Pitman(1)(2)                          137,250                              4.67

William C. McEwen(1)(3)                           6,100                                *

Martin O'Dowd(1)(3)                               2,960                                *

David Wiederecht(1)(4)                             ---

Anthony Mariani(1)(4)                              ---

Daniel DeBou(3)                                  13,200                                *

Paul Tilbury(3)                                  22,000                                *

General Electric
  Investment Private
  Placement Partners, II(5)                     237,221                              8.07%


All Directors and Executive                   1,282,260                             43.61%
Officers as a Group
---------------
(1)      Each person is a director.

(2) Excludes an aggregate of 100,000 shares subject to conditional options issued to the founders of the Company prior to the public offering pursuant to a Founders Retention Plan, no part of which are exercisable prior to 1998.

(3) Includes options granted to directors and executive officers pursuant to the 1993 Employee Stock Option Plan and the 1993 Director Stock
         Option Plan. * = less than one percent.

(4) Messrs. Wiederecht and Mariani are employed by a fund, the holdings of which are separately stated herein.

(5) Excludes up to 925,000 additional Shares subject to Warrants and Subordinated Convertible Debentures held by the Fund.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Memorandum and Articles of Association provide for the election of the Board of Directors at each annual meeting of the Company's Shareholders. Each person so elected shall serve until their respective successors shall have been elected and qualified.

         It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or who intends to decline, to serve as a director. Management intends to seek at least one additional person to serve as a director during 1997.
No such person has agreed to serve as yet.

         The names and ages of the nominees as of April 30, 1997, and certain information about them, are set forth below:

          Name                            Age              Principal Occupation
          ----                            ---              --------------------
 Jeffrey M. Barnett(a)(b)                 58         Chairman of the Board, Chief Execu-
                                                     tive Officer, Director and President

 Peter J. Barnett                         58         Executive Vice President, Director
                                                     and Secretary

 George W. Pitman                         55         Vice President/Design and Develop
                                                     ment, and Director

 William L. McEwen(a)(b)                  72         Independent Entrepreneur, Real Es
                                                     tate and Telecommunications

 Martin O'Dowd(b)                         49         Director, President, Chief Operating
                                                     Officer, Rainforest Cafe, Inc.

 David Wiederecht(b)                      41         Vice President, Alternative Invest-
                                                     ments, GE Investment Corporation

 Anthony Mariani(a)                       32         Senior Analyst, Private Equities,
                                                     GE Investment Corporation

---------------------------
(a)  Audit Committee
(b)  Compensation Committee

Executive Officers and Directors

         Jeffrey M. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long- time business colleague, Mr. George W. Pitman. Jeffrey M. Barnett has been Chairman of the Board and Chief Executive Officer of the Company since its inception.

         Peter J. Barnett, Executive Vice President and Secretary, is one of the founders of the Company, and serves as a key executive and a director of the Company since the reorganization.

         George W. Pitman, Vice President - Design and Development, is one of the founders of the Company and serves as a key executive and a director of the Company since the reorganization.

         William L. McEwen is an independent entrepreneur who is the owner/manager of residential and commercial properties in Ottawa, Ontario, and Vancouver, B.C. Mr. McEwen is Chairman of the Board and Chief Executive Officer of Tasco Communications, Inc., a paging and telephone answering company. He is Vice President of the Liberal Party of Canada and a Knight of the Order of Saint Jean of Jerusalem. Mr. McEwen was first elected a director in 1993.

         Martin O'Dowd was, until April 28, 1997, President and Chief Operating Officer of Rainforest Cafe, Inc., Minneapolis, MN, since May 1995 and has served as a director and Secretary since June 1995. From July 1987 to May 1995, Mr. O'Dowd was Corporate Director of Food and Beverage Services for Holiday Inn
Worldwide, where Mr. O'Dowd was responsible for approximately $250 million in annual food and beverage revenue and was responsible for concept development, strategic planning, and operations for 120 company-owned units. Previously, Mr. O'Dowd was Vice President and General Operations Manager for the New York based Hard Rock Cafe Organization. Mr. O'Dowd began his restaurant career with 8 years at Steak & Ale Restaurants. Mr. O'Dowd was first elected to the Board of Directors of the Company in June of 1995.

         David Wiederecht is Vice President of Alternative Investments for GE Investment Corporation since January 1994. Prior to his current assignment, he served GE Investments in various senior financial management assignments in GEIC's real estate and finance organization since 1988. Prior to joining GEIC, Mr. Wiederecht worked at various assignments within General Electric Company, including corporate headquarters and GE's audit staff. Mr. Wiederecht was first elected to the Board of Directors of the Company in January, 1996.

         Anthony Mariani is Senior Analyst of Private Equities for GE Investment Corporation since February 1994. Prior to his current assignment, he worked at various assignments in GE Investments' private equities and finance organizations since 1988. Mr. Mariani was first elected to the Board of Directors of the Company in January, 1996.

         Daniel DeBou, Chartered Accountant, has been the Chief Financial Officer of the Company since January 1, 1993. Prior to joining the Company, Mr. DeBou was employed from 1978 to 1992 in various financial capacities with Woodward Stores Limited, a publicly-owned company traded on the Toronto Stock Exchange and engaged in the operation of department and specialty stores.

         Paul Tilbury, Vice President of Operations, formerly Regional Manager Central Region, has served the Company since 1983, not only managing the Elephant and Castle at the British Pavilion at Expo '86 World Fair, but also assisting in setting up training programs implemented at the numerous restaurant openings. Mr. Tilbury is the nephew of Jeffrey M. Barnett and Peter J. Barnett.


Meetings, Attendance, Committees

         The Board of Directors of the Company held six regular meet ings in 1996. Following its public offering, the Board created two standing committees: the Compensation Committee and the Audit Com mittee. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of Board meetings held during the period he was a director; and (2) the total number of meetings held by all Committees of the Board on which he served during such period.

         It is the function of the Compensation Committee to review the Company's remuneration policies and practices, administer certain of the Company's incentive compensation and stock option plans, and establish the salaries of the executive officers of the Company. Messrs. Jeffrey M. Barnett, William McEwen, Martin O'Dowd and David Wiederecht have heretofore served as the Compensation Committee. It is the function of the Audit Committee to review the external audit programs of the Company and to make recommendations to the Board of Directors of the Company concerning its appointment of independent auditors, the conduct of the audit and related matters. Messrs. Jeffrey Barnett, William McEwen and Anthony Mariani currently serve as the Audit Committee. The Committees meet separately from, but on the same days as, regularly scheduled Board meetings. During 1996, there was only one independent meeting of the Compensation Committee. The Company does not maintain a nominating committee or one performing a similar function.


Compensation of Directors

         Directors who are not employees or officers of the Company (herein the "Outside Directors") are currently separately compensated for their services as follows: CDN $500.00 cash for each three months as a director, plus 1,000 shares of Company Stock for each two years of service as an outside director. Certain outside Directors have elected not to accept cash compensation and have redirected their shares compensation to their employer. In addition, Mr. McEwen was granted, upon election to the Board, immediately prior to its initial public offering, non-qualified options to purchase 5,000 Common Shares each at a price equal to 100% of the fair market value of the Common Shares as at the date of the grant of such stock options. The options vest in two equal installments, on each of the first two successive anniversaries of the date of grant, subject to continued service, and are exercisable for a period of five years.

Executive Compensation
Report of the Compensation Committee

         The Compensation Committee (the "Committee") is composed of three directors, Jeffrey Barnett, Chairman and Founder of the Com pany, and Messrs. McEwen, O'Dowd and Wiederecht, three non-employee Directors. The Committee has not altered or otherwise modified the compensation practices and general rates which prevailed for executives of the Company at the time of the 1993 public offering. It is the intention that the Committee to review from time to time compensation rates and incentives offered by the Company against practices of similar-sized companies in the same industry and same geographic areas in future periods.


                                                The Compensation Committee
                                                By: Jeffrey M. Barnett, Chairman
                                                    William McEwen
                                                    Martin O'Dowd
                                                    David Wiederecht

Compensation Committee Interlocks and Insider Participation

         Jeffrey M. Barnett, Chairman of the Compensation Committee, is the Chairman and Chief Executive Officer of the Company. Messrs. McEwen, and O'Dowd and Wiederecht are outside directors. The Com pany intends to continue a policy of having directors unaffiliated with management to constitute a majority of the members of the Compensation Committee. There are no interlocks among the members of the Compensation Committee.


Summary Compensation Table

         The following table sets forth a summary of the compensation of the Chief Executive Officer of the Company and the two other founders of the Company for their services rendered during fiscal years 1996, 1995 and 1994. All figures are in Canadian dollars. The relative value of the Canadian dollar compared to the U.S. dollar fluctuates from time to time. During 1996, the average value was each CDN $1.00 equals U.S. $.73.

                                                Base                                     All Other
                                               Salary                 Bonuses          Compensation(1)
                                               ------                 -------          ---------------
Jeffrey M. Barnett,
Chief Executive Officer

         12/31/1996                    CDN    $152,361                 ------             25,026
         12/31/1995                            135,000                 ------             25,026
         12/31/1994                            125,539                 ------             25,026

Peter J. Barnett,
Executive Vice President

         12/31/1996                    CDN    $141,075                 ------             18,997
         12/31/1995                            125,000                 ------             18,997
         12/31/1994                            115,385                 ------             18,997

George W. Pitman
Vice President,
Design and Development

         12/31/1996                    CDN    $ 99,750                 ------             ------
         12/31/1995                             95,000                 ------             ------
         12/31/1994                             95,000                 ------             ------



(1) The other compensation consists of life insurance premiums paid on policies on which the families of the insured are the sole beneficiaries.

         The Company currently does not maintain and none of its executive officers are eligible for deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements. The principal executives who are the principal shareholders of the Company are intended to be incentivized by their ownership of a substantial fraction of the Company's Shares, and by certain pre-existing long-term rights to acquire up to an aggregate of an additional 100,000 Shares pursuant to a Founders Retention Plan, described below. Such executives are not eligible for grants of options pursuant to the Company's 1993 Employee Stock Option Plan.


Employment Agreements

         During 1993, the Company entered into five-year employment agreements with the personal service corporations of Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman. The agreements provide Messrs. Jeffrey M. Barnett, Peter J. Barnett and Mr. George P. Pitman with base salaries of CDN $135,000, CDN $125,000 and CDN $95,000, respectively, with certain defined cost of living increases. Messrs. Barnett and Pitman are entitled to other specified benefits such as an automobile allowance, reimbursement of business expenses, and health, life and disability insurance. Messrs. Barnett and Pitman are entitled to receive their compensation through the date of termination if their employment is terminated (i) by the Company otherwise than for good cause, (ii) by reason of death or disability of the employee, or (iii) by the employee for any reason, other than a voluntary termination. The Company is the beneficiary of life insurance policies in the amount of at least CDN $1,000,000 on the lives of each of such executives. A portion of the proceeds, if any, from such policies in the event of the death of any executive will be applied to the payment of any sums due to the executive pursuant to such personal service agreements.


Founders Retention Plan

         Prior to the public offering, the Board of Directors and the shareholders of the Company adopted a plan pursuant to which Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman have been granted options to purchase an aggregate of 100,000 Common Shares of the Company (43,750 to each Mr. Barnett and 12,500 to Mr. Pit man). The options are exercisable at U.S. $6.60 per share as to 20% of the shares pursuant to each Option Grant as of the 5th, 6th, 7th, 8th and 9th annual anniversaries of the grant date, subject to the Optionee's continued employment by the Company on such dates. None of the founders retention plan options are currently exercisable.


1993 Employee Stock Option Plan

         The Board of Directors and the shareholders of the Company have adopted The Elephant & Castle 1993 Employee Stock Option Plan (the "1993 Plan"). Under the 1993 Plan, options may be granted to key salaried management and administration employees. Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman are not eligible for grants under this Plan. 100,000 shares were initially set aside for grants pursuant to the 1993 Plan. Options granted pursuant to the Stock Option Plan vest 1/3 after 18 months; 2/3 after 30 months; and as to the balance, after 42 months. All options expire on the fifth annual anniversary of the date of grant. 26,500 options were granted to employees during 1996, and no employee stock options were exercised during such year. Only 6,000 shares remain available for future grants pursuant to the 1993 Plan.

         The 1993 Plan is intended to permit the Company to retain and attract qualified individuals who contribute to the overall success of the Company and the achievement of performance measures. The 1993 Plan is administered by the Compensation Committee of the Board of Directors, whose members determine to whom options will be granted and the terms of the options. The Committee is entitled to accelerate the vesting options upon such circumstances as it deems appropriate. Actual vesting can be accelerated or delayed based on performance measures established by the Compensation Committee.


1997 Employee Stock Compensation Plan

         The Company proposes to adopt a 1997 Stock Compensation Plan providing for up to 400,000 additional shares to be subject to stock options pursuant to the 1997 Plan, and for the outright grant of limited amounts of bonus shares. See Proposal Two below.


Certain Relationships and Related Transactions

         In October of 1996, the Company acquired all of the capital stock of Alamo Grill, Inc., a one unit restaurant corporation based in the Mall of
America, Bloomington, Minnesota from Alamo Restaurants, Inc. ("ARI"). The Company paid 147,059 Common Shares and assumed liabilities of ARI of approximately $536,000 for the acquisition. Martin O'Dowd, a non-employee director of the Company was also a non-employee director and a small minority shareholder of ARI. Mr. O'Dowd received 1,960 Common Shares (approximately 1.5% of the total share issuance) for his interest in ARI as a consequence of the transaction.

         In 1997, the Company entered into a joint venture with Rainforest Cafe, Inc. ("RCI"), a publicly-owned company (NASDAQ: RAIN) of which Martin O'Dowd was the former President. The terms of the joint venture were negotiated on an arms length basis between representatives and counsel for the Company and representatives and counsel for RCI. Mr. O'Dowd has no special, or personal, interest in the transaction, and was not compensated by the Company in connection therewith.

                                  PROPOSAL TWO

                  ADOPTION OF THE 1997 STOCK COMPENSATION PLAN

         The Board of Directors has authorized the inclusion of the 1997 Stock Compensation Plan (the "Plan") for submission to a vote of the shareholders of the Company at the 1997 Annual Meeting. The Plan provides for stock options, and certain limited outright bonus share grants to key employees of the Company. Officers and directors are eligible for, and are expected to receive, stock options pursuant to the Plan. Directors are not eligible for bonus share grants.

Stock Options

         The Plan authorizes the granting of up to five (5) year incentive stock options to key employees of the Company and its subsidiaries. A maximum of 400,000 shares have been set aside for future option grants. No grants have been made under the Plan to date. All grants, if made, are required to be made at 100% of fair market value for the Shares on the date of grant. Certain options may be granted at prices in excess of fair market value on the date of grant. Employees who are directors are eligible for options pursuant to the Plan. The Company's Compensation Committee will administer the Plan.


Bonus Shares

         Under the Plan, as proposed, the Company may also grant up to 10,000 Bonus Shares to all eligible employees during any one fiscal year, and not more than 1,500 Bonus Shares to any one employee. Directors are not eligible for Bonus Share grants. Bonus Shares, if granted, are given to any subject employee, without any direct pecuniary payment to the Company. However, Bonus Shares grant may be made subject to certain performance objectives, and must be made subject to additional service requirements. If an employee receiving a share bonus award leaves the employ of the Company prior to one year of additional service, such employees forfeits all of the Shares, and if the employee leaves the Company prior to two years of additional service, such employee forfeits a declining fraction of the Shares. After two years, unless otherwise conditioned, the employee owns the Bonus Shares outright.

         Subject to certain exceptions, not discussed herein, in general neither the Company nor any optionee will realize taxable income, or expense, upon the grant of any stock option or the grant of Bonus Shares. However, upon the lapse of forfeiture restrictions relating to any Bonus Shares, the employee will realize income, and the Company will receive a corresponding tax deduction, equal to the extent of the fair market value of the Bonus Shares received by the recipient free of forfeiture restrictions. In addition, upon exercise there are generally no tax consequences to the optionee (other than alternative minimum tax consequences to U.S. taxpayers), but upon disposition of the shares acquired by exercise of any such stock option, the optionee, depending on holding period, will realize either capital gain (or loss) or ordinary income and the Company will typically be entitled to a tax deduction to the extent the optionee realizes ordinary income. Tax consequences differ in the United States and Canada. The summary discussion contained herein is not intended as advice to any participant in the Plan.

         The Plan is intended to provide additional incentives to valued and trusted employees of the Company by encouraging such employees to acquire Common Shares, subject to options issued pursuant to the Plan, and by the limited outright grants of Bonus Shares under appropriate circumstances.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO

                                 PROPOSAL THREE

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Board of Directors of the Company has selected Pannell Kerr Forster Worldwide to serve as the independent accountants of the Company for the fiscal year 1997, subject to ratification by the shareholders.

         Pannell Kerr Forster Worldwide has advised the Company that it has no direct or indirect financial interest in the Company or its subsidiaries nor any other connection therewith except in the capacity of independent public accountants.

         A representative of Pannell Kerr Forster Worldwide is expected to be present at the Annual Meeting of the Shareholders. Such representative will have the right to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The proposal for ratification of the selection of Pannell Kerr Forster Worldwide requires the approval of a majority of the Common Shares present and voting at the meeting. If the proposal should not be approved, the Board of Directors would have to select an alternative firm of auditors.

                THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL THREE

                     COMPLIANCE WITH SECTION 16(a) REPORTING

         Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of the Company's equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company by specific due dates. During the year ended December 31, 1996, all such filing requirements were complied with, except that Martin O'Dowd a director of the Company who acquired 1,960 shares as a small minority shareholder in an entity purchased by the Company for securities in October of 1996 inadvertently failed to file a report for such month and reported such transaction in February of 1997.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                      AVAILABILITY OF REPORT ON FORM 10-KSB

         The Company's Annual Report is being provided to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement by reference. Any shareholder of record and each beneficial owner of the Company's securities not in receipt of Form 10-KSB may obtain a copy thereof without charge upon written request addressed to Peter J. Barnett, Secretary, Ele phant & Castle Group Inc., 303 IBM Tower, 701 West Georgia Street, P. O. Box 10240, Vancouver, British Columbia, Canada V7Y 1E7.


                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                             FOR 1998 ANNUAL MEETING

         Proposals of shareholders which are intended to be presented by such shareholder at the Company's 1998 Annual Meeting must be received by the Company no later than January 31, 1998 in order to be included in the Proxy Statement and form of proxy relating to that meeting.


                                            ELEPHANT & CASTLE GROUP INC.

                                            By Order of the Board of Directors

May 12, 1997

                          ELEPHANT & CASTLE GROUP INC.

                      1997 EMPLOYEE STOCK COMPENSATION PLAN
                              400,000 COMMON SHARES


INTRODUCTORY

1.       Purpose of the Plan.

         The 1997 Employee Stock Compensation Plan (the "Plan") is intended to provide additional incentives to certain valued and trusted employees of Elephant & Castle Group Inc. (the "Company") by providing a means for said employees to acquire a shareholder stake in the Company through incentive options ("Options") to purchase Common Shares ("Shares"), and limited outright grants of such Shares ("Bonus Shares"). The purpose of the Plan is to increase each eligible employee's proprietary interest in the business of the Company, and provide such persons with an increased personal interest in the financial success and progress of the Company.

2.       Administration of the Plan.

         The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee").

3.       Shares Subject to the Plan.

         Subject to the provisions of paragraph 18, the total number of Shares which may be issued pursuant to the Plan shall not exceed, in the aggregate, 400,000 Common Shares. If any options granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, or any Bonus Shares granted are forfeited, the number of Common Shares not purchased under such options or so forfeited, shall thereafter be available for reissuance under the Plan.

THE OPTION PROVISIONS

4.       Persons Eligible for Options.

(a) All key employees of the Company including new hires, shall be eligible to receive the grant of options under the Plan. An employee who has been granted an option hereunder, if he is otherwise eligible, may be granted an additional option or options if the Committee shall so determine.

(b) Employees of subsidiaries of the Company shall also be eligible under the Plan.

5.       Option Purchase Price.

         Options created pursuant to the Plan shall not be issued at a price less than the fair market value of the Shares subject thereto. For the purposes hereof "fair market value" shall mean the mean of the highest and lowest quoted selling price for the Shares on the date of grant of any option, as such prices are reported on the National Association of Securities Dealers Automated Quotation System, small cap market. If the Shares subsequently listed on any national securities exchange, then the fair market value shall mean the closing price for the Common Shares on such national securities exchange on the date of grant of the option. Options granted to persons owning five (5%) percent or more of the Company's voting securities shall be granted, as required by appropriate tax regulations, but in no event at less than 100% of the fair market value, determined as aforesaid.

6.       Duration of Options.

         The expiration date of each option and all rights thereunder shall be determined by the Committee, but in no event shall the expiration date be more than five (5) years from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

7.       Exercise of Options.

         An option shall be exercisable in installments or otherwise upon such terms as the Committee shall, in its discretion, determine at such time as an option is granted, but in no event may any option be exercisable prior to one year follwoing grant, or subsequent to three (3) months following termination of the Optionee's employment by the Company, except if by reason of death or disability. An optionee may purchase less than the total number of shares for which the option is exercisable.

8.       Method of Exercise.


(a) To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the option is being exercised, accompanied by payment in full, by cash or by certified or cashier's cheque payable to the order of the Company, which shall then arrange to issue a share certificate or certificates for shares with respect to each option exercised by an optionee.

(b) Notwithstanding the foregoing, the Company shall have the right to postpone the delivery of the shares for such period as may be required for the Company with reasonable diligence, to comply with any applicable legal requirements.

9.       Non-Transferability of Options.

         No option granted under the Plan shall be assignable or transferable by the optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the optionee.

10.      Termination of Employment.

(a) If any optionee shall cease to be an employee of the Company for any reason, other than death or permanent disability, any option granted to such employee under the Plan shall terminate three (3) months from the date on which employment terminated, unless such optionee has been rehired and is an employee of the Company on such date. During such period, the optionee may exercise any option granted, but only to the extent such option was exercisable on the date of termination of employment. A leave of absence approved in writing shall not be deemed a termination of employment for the purposes of this paragraph, but no option may be exercised during any such leave of absence, except during the first three months thereof.

(b) For purposes hereof, termination of employment, other than by death or permanent disability, shall mean earliest of the date of (i) the optionee's retirement, (ii) the date an optionee receives written notice or advice that employment has been terminated or (iii) the date an optionee ceases to render services to the Company (absences for temporary illness and emergencies, vacations or leaves of absence approved in writing excepted). The fact that the optionee may receive payment from the Company, after termination, severance accumulated vacation pay, or otherwise services rendered prior to termination, salary in lieu of notice, or other post-employment benefits, shall not affect the termination date.

11.      Death or Permanent Disability of Optionee.

         If an optionee shall die at a time when he is employed by the Company, or cease to be an employee by reason of permanent disability approved by the Committee, any option granted under the Plan shall terminate: one (1) year after the date of death or termination of employment due to permanent disability unless, by its terms, it shall expire before such date. During the period after the death or permanent disability of an optionee, such option, to the extent that it was exercisable on the date of such death or permanent disability, may be exercised by the optionee, in case of permanent disability, or, in the case of death, by the legal heirs or personal representative of the optionee.

BONUS SHARE PROVISIONS

12.      General.

         The Committee may grant bonuses, payable in Common Shares, to any eligible employee. Any such Bonus Shares shall be subject to forfeiture in the event that the recipient leaves the employ of the Company. Bonus Shares granted pursuant to the provisions are subtracted from the Shares available for Option grants.

13.      Eligibility for Bonus Shares.

         All employees, including new hires, of the Company and its subsidiaries eligible for option grant shall be eligible for Bonus Shares, except that no person serving, or previously serving within the prior six (6) months, as a director of the Company shall be eligible for the grant of Bonus Shares. 14. Maximum Grant.

         No more than Ten Thousand (10,000) Bonus Shares shall be granted to all recipients in any one fiscal year. No more than Fifteen Hundred (1500) Bonus Shares shall be granted to any individual employee in any one fiscal year.

15.       Forfeiture of Bonus Shares.

(a) The Committee may establish performance conditions pursuant to which any Bonus Shares grants may be made conditional. Satisfaction of the performance conditions shall be based upon objective criteria, or the subjective determination of the Committee. Performance conditions may be waived by the Committee.

(b) In addition, all Bonus Shares shall be subject to mandatory service requirements, which may not be waived. In the event that a recipient of Bonus Shares leaves the employ of the Company, for any reason whatsoever, prior to the completion of a certain number of calendar months of service, the Bonus Shares received, or a fraction thereof, shall be forfeited and transferred back to the Company without any further consideration from the Company to the recipient. The minimum service requirements, and the percentage of shares subject to forfeiture, shall be as follows:

         Service Time                       Percentage of Bonus Shares Forfeited
         ------------                       ------------------------------------
         Less than 12 months                                  100%
          (from the date of grant)
         Less than 15 months                                   80%
         Less than 18 months                                   60%
         Less than 21 months                                   40%
         Less than 24 months                                   20%
         More than 24 months                                  zero

16.      Rights as a Stockholder; Stock Certificates.

         A recipient of Bonus Shares shall have rights as a stockholder with respect to any Common Shares received by a stock certificate issued in the recipient's name, even though all or a portion of such Shares remain subject to a risk of forfeiture hereunder. Shares subject to forfeiture shall not be transferable. Stock certificates representing Shares which remain subject to forfeiture, together with a related stock power, shall be held by the Company, and such Shares shall be canceled and returned to the Company treasury if thereafter forfeited. Stock certificates representing Bonus Shares which are fully vested and no longer subject to forfeiture shall be delivered to the recipient.

GENERAL

17.      Restrictions on Shares.

(a) Any Shares issued pursuant to the Plan shall bear the following restrictive legend placed on the certificates stating in substance. "The shares represented by this certificate have not been registered under the Securities Act of 1933 (U.S.A.) and may not be sold, pledged or otherwise transferred, except pursuant to an effective registration statement under the said Act, or the opinion of counsel, reasonably acceptable to the Company that an exemption from registration is available."

(b) Each optionee and grantee understands that the shares are restricted as to re-transfer and shall provide to the Company at the time of grant of Bonus Shares, or exercise of any option, an undertaking that the Shares have been acquired for investment only and not with a view to resale or other re-distribution.

18.      Adjustment.

(a) In the event of any subdivision, consolidation or other change in the share capital of the Company, the aggregate number of shares subject to issuance pursuant to the Plan, and all existing unexercised options, shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment in the price per share covered by the option.

(b) In the event a majority of the outstanding shares of the Company are tendered in acceptance of a takeover bid, re- organization, amalgamation or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company, any and all outstanding options shall accelerate and be automatically exercisable thereunder. Thereafter, the Plan and all unexercised options shall terminate ninety (90) days following the completion of such takeover bid, re-organization, merger, consolidation or sale of assets, unless provision is made in any merger, consolidation or similar instrument for continuity of the Plan with respect to securities of the surviving corporation.

19.      Effective Date, Amendment and Termination of Plan.

(a) The Effective Date of the Plan shall be the date that the Plan is first authorized by the shareholders of the Company.

(b) The Plan shall terminate upon ten (10) years from the Effective Date of the Plan.

(c) The Committee may, from time to time, with respect to shares at the time not subject to granted options, suspend or terminate the Plan or amend or revise the terms of the Plan, subject to any requirement that such suspension, termination, amendment or revision shall be approved by the shareholders of the Company if such action is required by law.

(d) Nothing hereunder shall preclude the Company from establishing other incentive stock purchase plans for employees or directors.

DATED:  At the City of Vancouver,
in the Province of British Columbia,
this __ day of June, 1997.

                          ELEPHANT & CASTLE GROUP INC.

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned shareholder of Elephant & Castle Group Inc. (herein the "Company") hereby appoints Jeffrey M. Barnett and Daniel DeBou the proxy of the undersigned (with power of substitution) to vote such shareholder's shares at the Annual Meeting of the Shareholders of the Company to be held on June 16, 1997, and at any adjournment thereof, with respect to the proposals more fully described in the Proxy Statement for the meeting in the manner specified, and on any other business which may properly come before the meeting.

                       PLEASE MARK, SIGN, DATE AND RETURN
                        THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

        THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS SET FORTH BELOW

1.       Election of Directors:

FOR all nominees listed below                           WITHHOLD AUTHORITY
(except as marked to the                                to vote for all Nominees
contrary below)                                         listed below

         [  ]                                                   [  ]

INSTRUCTION: If you have marked "FOR" above but wish to withhold authority for any individual nominee, strike a line through the nominee's name in the list below.

Jeffrey M. Barnett, Peter J. Barnett, George W. Pitman, William L. McEwen, Martin O'Dowd, David Wiederecht and Anthony Mariani.

2.       Adoption of the Company's 1997 Stock Compensation Plan.

    FOR                                AGAINST                       ABSTAIN

   [  ]                                  [  ]                          [  ]

3.       Approval of Selection of Auditors:

    FOR                                AGAINST                       ABSTAIN

   [  ]                                  [  ]                          [  ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                          ----------------------------
                                   Signature

                          ----------------------------
                           Signature if held jointly

                          ----------------------------
                                      Dated

Please sign exactly as name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.